Exhibit 99.1

TriPath Imaging Announces Preliminary Third Quarter Results

First Cash Flow Positive Quarter with Earnings Per Share Ranging from $0.02 to $0.03

Updates Financial Guidance for 2004 and Provides Preliminary Guidance for 2005

Earnings Conference Call Scheduled for November 4th

BURLINGTON, N.C., Oct. 26 /PRNewswire-FirstCall/ — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that it expects to report third quarter earnings per share in a range from $0.02 to $0.03 in the first cash flow positive quarter in its history and expects to be profitable for the full year 2004.

“We are obviously pleased to have achieved another significant financial milestone and remain confident that we will be profitable for the full year 2004,” said Paul R. Sohmer, M.D., Chairman, President and CEO of TriPath Imaging, Inc.

The Company announced that it expects to report revenues for the third quarter of approximately $18 million, including a non-cash sales discount related to the issuance of warrants under its agreement with Quest Diagnostics (Quest). This 28% increase in sales from the third quarter of 2003 reflects accelerating momentum related to the sale of the SurePath liquid based Pap test outside the U.S. and a significant increase in sales to large commercial laboratories in the U.S.

“We continue to grow market share both here in the U.S. and abroad,” Dr. Sohmer continued. “The composition of our sales is evolving as we have begun to leverage the relationships that we have cultivated among the large commercial laboratories in the U.S. and, concurrently, increase our penetration outside the U.S.”

The Company announced a revision of its guidance for full year 2004 revenues, which the Company expects to range from $68 million to $70 million. The Company attributed its revised revenue expectations from previous guidance of $72 million to $78 million to the ongoing transition of its sales and marketing efforts to an increasing focus on large commercial laboratory customers for its cervical cytology products. As the Company has shifted its focus to the large commercial laboratory segment, there has been a corresponding deceleration in the growth of its business within its traditional and more fully penetrated customer base. The Company announced new agreements with Quest and LabOne to launch the SurePath liquid based Pap test nationally in the second and third quarter of 2004, respectively, and initiated significant investment in its sales and marketing activities in the U.S. targeted primarily towards these and other large commercial laboratories late in the third quarter of 2004. Revenues generated from sales of the SurePath liquid based Pap test to large commercial laboratories grew 147% from the third quarter of 2003 and nearly 30% from the prior quarter. Large commercial laboratories accounted for 27% of SurePath liquid based Pap tests sold in the U.S. versus 22% in the second quarter of 2004 and 14% in the third quarter of 2003.

Dr. Sohmer commented, “We expect that the impact of our new agreements with Quest Diagnostics and LabOne and our increased investments in sales and marketing will be reflected in increased domestic sales in 2005.”

Preliminary Guidance for 2005

The Company announced its preliminary guidance for fiscal 2005. It expects 2005 revenue to range from $90 million to $94 million and earnings per share on a fully diluted after tax basis to range from $0.08 to $0.15. This guidance reflects the Company’s expectation that certain sales-based milestones will be achieved under its agreement with Quest that, if met, will result in the vesting of a portion of TriPath Imaging warrants held by Quest. We expect that the vesting of those warrants will result in a non-cash sales discount of approximately $2.7 million in 2005. Accordingly, the Company expects that its fiscal 2005 Non-GAAP Earnings Per Share (earnings per share excluding non-cash sales discounts relating to the warrants held by Quest) on a fully diluted after tax basis will range from $0.12 to $0.19.

Dr. Sohmer concluded, “The rate at which we expect to grow in 2005 will depend on how quickly we are able to realize additional sales from the large commercial laboratories in the U.S., continued momentum outside the U.S., the impact of our expanding sales and marketing presence, the impact of new fee-per-use revenue streams generated from our relationship with Ventana, and revenues generated from the sale of analyte specific reagents and research use only products derived from our molecular oncology development programs.”

Use of Non-GAAP Financial Measures

Non-GAAP Earnings Per Share is a non-GAAP financial measure. TriPath Imaging’s management believes that this non-GAAP financial measure provides a useful measure of the Company’s results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, its operations. The Company believes that this non-GAAP measure will allow investors to monitor its ongoing operating results and trends, gain a better understanding of its period-to-period performance, and gain a better understanding of its business and prospects for future performance. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.

Reconciliation of fiscal 2005 guidance for GAAP Earnings Per Share and Non-GAAP Earnings Per Share.

	Low end of range	High end of range
Non-GAAP EPS	$0.12	$0.19
Non-cash sales discount	$0.04	$0.04

GAAP EPS	$0.08	$0.15

The estimated financial results contained in this announcement for the Company’s third quarter, full year 2004 and full year 2005 guidance are preliminary, and are subject to the final closing of its financial books and the completion of customary quarter-end review procedures, as well as other factors discussed herein relating to forward-looking statements. Final financial results for the third quarter and fiscal years may vary.

Conference Call

TriPath Imaging will host a conference call to discuss the Company’s full third quarter financial results, business highlights and future expectations on Thursday, November 4, 2004 at 11:00 a.m. ET. Full financial results will be released prior to market open on Thursday, November 4, 2004.

The call will be available by dialing (888) 344-3716. International participants should call (706) 634-4926. For interested parties unable to participate during the live call, a telephone replay will be available beginning two hours after the completion of the call until November 11, 2004. To access this replay, U.S. participants should call (800) 642-1687. International participants should call (706) 645-9291. Individuals accessing the replay must enter the conference call ID number 1609481. A live web cast and replay of TriPath Imaging’s call will also be available online at http://www.tripathimaging.com.

About TriPath Imaging

TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate.

Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those regarding preliminary results of operations for the third quarter of 2004 and forecasted full year 2004 and 2005 results. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: TriPath’s expected third quarter results could differ after the final closing of the financial books and completion of customary quarter-end review procedures; TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may not realize additional sales from large commercial laboratories as quickly as it expects or continue its momentum outside the U.S.; TriPath Imaging may be unable to increase sales and revenues at its historical rates; expenses may exceed expectations and TriPath Imaging may not maintain profitability; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Oncology may be unable to successfully develop and commercialize products and services when anticipated, if at all; TriPath Imaging’s products may not achieve or maintain market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2003.